U.S SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
-------------------------------------
FORM 8-K
CURRENT REPORT
Date of Report (Date of earliest event reported) December 27, 2002

SEARCHHOUND.COM, INC.
(Exact Name of Registrant as specified in its charter)

NEVADA
0-19471
91-1942841
(State or other jurisdiction of incorporation or organization)
(Commission File Number)
(I.R.S. Employer Identification No.)


12817 Woodson
Overland Park, Kansas 66209
_____________________________
(Address of Principal or Executive Offices)

(913) 568-8133
___________________________
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)


Item 5. Other events.

The Company announced today that its Board of Directors had approved a one for sixty-seven share reverse stock split. The split is for shareholders of record
on December 27, 2002 and will be effective on December 30, 2002.   In connection
with this stock split, the Company's ticker symbol will change to SHND also effective on December 30, 2002.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SearchHound.com, Inc.
(Registrant)

Date:
December 27, 2002

/s/ Dave L. Mullikin

Dave L. Mullikin, Acting Principal Executive Officer